[For SEC Filing
PRICING SUPPLEMENT NO. 5 (AMENDED)  Dated: May 2, 1997      Purposes Only:
(To Prospectus Dated July 15, 1994, and                     Rule 424(b)(2)
Prospectus Supplement dated May 22, 1996)               File No. 33-54533]


                             $275,400,000
                       BOISE CASCADE CORPORATION
                      Medium-Term Notes, Series A
                Due 9 Months or More from Date of Issue


Date of Issue:  May 7, 1997         Principal Amount: $   5,000,000

Stated Maturity:  May 07, 2004      Issue Price (As a Percentage of
                                      Principal Amount):  100%

Form of Note:                      Interest Rate/Initial Interest
                                     Rate: 7.54%

  X   Global                  Redemption Provisions:         N/A

_____ Definitive

  X   Fixed Rate Note

_____ Floating Rate Note:

_____ Commercial Paper Rate Note          _____ LIBOR Note
                                          _____ LIBOR Telerate
_____ Federal Funds Effective Rate        _____ LIBOR Reuters
        Note
                                          _____ Treasury Rate Note
_____ Other

Spread: +/- ______________________  Maximum Interest Rate: _______%

Spread Multiplier: ______________%  Minimum Interest Rate: _______%

Index Maturity: _____________________

Interest Reset Period: _____________________________________________
                       (daily, weekly, monthly, quarterly,
                        semiannually, or annually)

Interest Payment Dates: _____________  Regular Record Dates: _________

Interest Reset Dates: ________   Interest Determination Dates: _______


Calculation Agent: ____________  Calculation Dates: ______________



            GOLDMAN, SACHS & CO.      SALOMON BROTHERS INC